EXHIBIT 10.1

INSIGNIA SYSTEMS, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS

SECTION 1. INTRODUCTION

1.1           ESTABLISHMENT. Insignia Systems, Inc. a Minnesota corporation (the “Company”), hereby establishes the Insignia Systems, Inc. Deferred Compensation Plan for Directors (the “Plan”) for those Directors of the Company who are neither officers nor employees of the Company. The Plan provides the opportunity for Directors to defer receipt of all or a part of their cash compensation and thereby be credited with Common Stock Equivalents.

1.2           PURPOSES. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company’s attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

1.3           EFFECTIVE DATE. This Plan was originally effective as of January 1, 2018.

SECTION 2. DEFINITIONS

2.1           DEFINITIONS. The following terms shall have the meanings set forth below:

(a) “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means any of the events set forth below:

(i)           any “person” as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (or more than one person acting as a group) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly of securities representing fifty percent (50%) or more of the total fair market value of the Company’s outstanding securities or thirty percent (30%) or more of the total voting power of the Company’s outstanding securities;

(ii)           a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

(iii) any person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s);

(iv) there is consummated a merger or consolidation of the Company or any subsidiary with any other corporation or other entity, other than (A) a merger or consolidation immediately following which (x) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary, at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (y) the individuals who comprise the Board immediately prior thereto constitute a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other person or an affiliate of the Company and any other person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, no event will constitute a Change in Control unless such event is a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(2)(A)(v) of the Internal Revenue Code and the regulations thereunder.

(d) “Common Stock Equivalent” means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

(e) “Deferred Stock Account” means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.3 hereof and to which shall be credited Common Stock Equivalents pursuant to the Plan.

(f) “Director” means a member of the Board.

(g) “Directors Deferred Compensation Plan Committee” means a committee of the Board of Directors of the Company composed solely of two or more Non-Employee Directors.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” means as of any applicable date: (i) if Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of Stock on such exchange or quotation system on the applicable date, or if no sale of the Stock shall have been made on that day, on the next preceding day on which there was a sale of the Stock; or (ii) if the Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the average between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available. However, if the Stock is not regularly traded or the bid and asked prices reflect trades of a minimal number of shares of Stock and the Directors Deferred Compensation Plan Committee determines that the average of the quoted bid and asked prices does not accurately reflect fair market value, then Fair Market Value shall be equal to the fair market value of a share of Stock as determined by the Board by the reasonable application of a reasonable valuation method and in accordance with Section 409A of the Internal Revenue Code, including, but not limited to (x) an independent valuation no more than 12 months old at the date of determination, (y) a fair market valuation formula also used for business transactions, or (z) a written report prepared by an experienced individual (who need not be independent) that takes into account all relevant factors, including control premiums or discounts for lack of marketability, all in compliance with the requirements of Section 409A of the Internal Revenue Code.

(j) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Non-Employee Director” means a Director who (x) is not currently an officer (as defined in Rule 16a-1(f) of the United States Securities and Exchange Commission) of the Company or a subsidiary of the Company, or otherwise currently employed by the Company or a subsidiary of the Company; (y) does not receive compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K of the United States Securities and Exchange Commission; and (z) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

(l) “Stock” means the $.01 par value common stock of the Company.

(m) “Quarterly Payment Date” means each of the four dates each year on which the Company pays retainer fees to Directors.

2.2           GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

SECTION 3. PLAN ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Directors Deferred Compensation Plan Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such awards are to be granted, established the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The determinations of the Directors Deferred Compensation Plan Committee on matters within its authority shall be conclusive and binding upon the Company and other persons. The Directors Deferred Compensation Plan Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1           NUMBER OF SHARES. There shall be authorized for issuance under the Plan in accordance with the provisions of the Plan 300,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

4.2           OTHER SHARES OF STOCK. Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.

4.3           ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Directors Deferred Compensation Plan Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Directors Deferred Compensation Plan Committee in its discretion determines.

SECTION 5. COMMON STOCK EQUIVALENT AWARDS

5.1           DEFERRAL ELECTIONS. A Director may elect to defer receipt of all or a specified portion of the annual retainer, chair and/or meeting fees otherwise payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of chair and/or meeting fees or annual retainer to be deferred, and (ii) the time as of which deferral is to commence. Amounts deferred by a Director pursuant to this Section 5.1 shall be converted into Common Stock Equivalents in accordance with Section 5.3.

5.2           TIME FOR ELECTING DEFERRAL. Any election to defer annual retainer, chair and/or meeting fees shall be made prior to the first day of the calendar year in which such fees are earned by the Director. Any subsequent election to (i) alter the portion of such amounts deferred or (ii) revoke an election to defer such amounts will become effective on the first day of the calendar year following the date on which such election is filed. Notwithstanding the foregoing, when a Director first becomes eligible to participate in the Plan, a Director may file an initial election to defer annual retainer, chair and/or meeting fees at any time during the 30-day period beginning on the date of such Directors date of initial participation. Such election shall apply to fees earned after the date such election is filed.

5.3           DEFERRED STOCK ACCOUNTS. A Deferred Stock Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted, based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director, into additional Common Stock Equivalents. A Director’s Deferred Stock Account shall also be credited with dividends and other distributions pursuant to Section 5.4.

5.4           HYPOTHETICAL DIVIDENDS ON COMMON STOCK EQUIVALENTS. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director’s Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director’s Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.6 hereof.

5.5           STATEMENT OF ACCOUNTS. A statement will be sent to each Director as to the balance of his or her Deferred Stock Account at least once each calendar year.

5.6           PAYMENT OF ACCOUNTS. A Director shall receive a distribution of his or her Deferred Stock Account as soon as practicable following his or her separation from service with the Company (as that term is defined in Section 409A of the Internal Revenue Code and the regulations thereunder). Such distribution shall consist of one share of Stock for each Common Stock Equivalent credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution.

5.7           PAYMENTS TO A DECEASED DIRECTOR’S ESTATE. In the event of a Director’s death before the balance of his or her Deferred Stock Account is fully paid to him, payment of the balance of the Director’s Deferred Stock Account shall then be made to his estate in the time and manner selected by the Directors Deferred Compensation Plan Committee in the absence of a designation of a beneficiary pursuant to Section 5.8 hereof. The Directors Deferred Compensation Plan Committee may take into account the application of any duly appointed administrator or executor of a Director’s estate and direct that the balance of the Director’s Deferred Stock Account be paid to his estate in the manner requested by such application.

5.8           DESIGNATION OF BENEFICIARY. A Director may designate a beneficiary on a form approved by the Committee.

5.9           CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten (10) days after the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the value of all Common Stock Equivalents credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

SECTION 6. ASSIGNABILITY

The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.

SECTION 7. PLAN TERMINATION AND AMENDMENT

7.1           PLAN TERMINATION. The Board may, in its sole discretion, terminate this Plan at any time as provided in the Section 7.1, and will determine the effective date of such termination consistent with the requirements of Section 409A of the Internal Revenue Code. However, a termination of the Plan will not be effective to cause a deferral election in place under the Plan for a Plan year to be modified or discontinued prior to the end of such Plan year, unless the Plan is liquidated and terminated. The Board may terminate and liquidate the Plan pursuant to Treasury Regulation §1.409A-3(j)(4)(ix) and provide for the acceleration and liquidation of all benefits remaining due under the Plan. If such a termination and liquidation occurs, all deferrals under the Plan will be discontinued as of the termination date established by the Board, and a complete distribution of each Director’s Deferred Stock Account will be made in a lump-sum in such form as is set forth in Section 5.7 at the time specified by the Board as part of the action terminating the Plan and consistent with Treasury Regulation §1.409A-3(j)(4)(ix). The Board may also terminate this Plan other than pursuant to Treasury Regulation §1.409A-3(j)(4)(ix), in which case all deferrals under the Plan will be discontinued as of the end of the then current Plan year, but all benefits remaining payable under the Plan will be paid at the same time and in the same form as provided in Section 5.7 as if the termination had not occurred, that is the termination will not result in any acceleration of any distribution under the Plan.

7.2               PLAN AMENDMENT. The Board may, in its sole discretion, amend the Plan, and will determine the effective date of any such amendment to the Plan consistent with the requirements of Section 409A of the Internal Revenue Code. No amendment shall have the effect of reducing the balance of any Director’s Deferred Stock Account, unless the Board determines in good faith that either the amendment is required by law or the failure to adopt such amendment would have adverse tax consequences to the Director affected by such amendment,

SECTION 8. GOVERNING LAW

The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.